
<ARTICLE> 5
<LEGEND>
The Financial Data Schedule contains summary financial information extracted for the Consolidated Financial Statements of CMS Oil and Gas Company, including the
Consolidated Balance Sheets of December 31, 1999 and the Consolidated Statements of Income for the twelve months ended December 31, 1999, and is quailified in its entirety by reference to such Consolidated Financial Statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                         113,188
<SECURITIES>                                     1,331
<RECEIVABLES>                                   86,044
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                     26,029
<CURRENT-ASSETS>                               132,523
<PP&E>                                         816,880
<DEPRECIATION>                                 290,416
<TOTAL-ASSETS>                                 698,956
<CURRENT-LIABILITIES>                          100,920
<BONDS>                                        235,589
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       266,465
<OTHER-SE>                                      88,684
<TOTAL-LIABILITY-AND-EQUITY>                   698,956
<SALES>                                        141,936<F2><F3>
<TOTAL-REVENUES>                               142,762<F3>
<CGS>                                           51,985<F4>
<TOTAL-COSTS>                                   51,985<F4>
<OTHER-EXPENSES>                                74,090<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              13,606
<INCOME-PRETAX>                                  3,793
<INCOME-TAX>                                  (14,082)
<INCOME-CONTINUING>                             17,875
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    17,875
<EPS-BASIC>                                       0.89
<EPS-DILUTED>                                     0.89

<F1>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included as a common asset in Accounts Receivable
<F2>Includes $4.7 million of NGL revenue included in Other Operating Revenue
<F3>Does not include Gains or Losses on sales
<F4>Includes Operating and maintenance costs
<F5>Includes DD&A, Exploration costs, G&A and Production taxes and other

